ARTHUR ANDERSEN LLP





                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report dated December 3, 1997 (and to all references to our firm) included in or made a part of Pioneer India Fund's Post-Effective Amendment
No. 5 and Amendment No. 7 to Registration Statement File Nos. 33-77472 and 811-08468, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
February 26, 1998